Exhibit 99.1
Commercial Vehicle Group Announces Sale of Cab Structures Business

Divestiture streamlines CVG’s focus
Important milestone in ongoing long-term growth strategy

NEW ALBANY, OHIO (August 1, 2024) - Commercial Vehicle Group (the “Company” or “CVG”) (NASDAQ: CVGI), a diversified industrial products and services company, today announced it reached an agreement to sell its Cab Structures business with operations in Kings Mountain, North Carolina to a Volvo Group company, effective July 31, 2024. The net proceeds of the transaction are expected to be $40 million, with closure expected in the second half of 2024. The Company expects the majority of proceeds to be used for debt paydown and other general corporate purposes.

The Cab Structures business primarily serves the Class 8 truck market. This transaction continues a trend of heavy truck OEMs insourcing their cab structure production in recent years.

James Ray, CVG President and Chief Executive Officer, said, “The strategic sale of our Cab Structures business marks another milestone on our journey to evolve our business towards higher-growth products and markets, in line with our ongoing strategic transformation plan, while simultaneously generating shareholder value. The sale of our Cab Structures business reduces our exposure to the cyclical Class 8 market, lowers our customer concentration, removes complexity from our business, and improves our return profile.”

About 230 CVG employees are expected to become employees of Volvo, as part of the transaction.

“We are very happy to see this plant in good hands,” said Mr. Ray. “Volvo brings proven operating experience. Kings Mountain employees will benefit from continuity of the plant’s operations and will have the unique opportunity to work for the OEM.”

Mr. Ray concluded, “This transaction also lowers our future capital investment needs and provides the opportunity to invest in high-growth opportunities moving forward. We will continue to closely review additional opportunities for value creation.”

CVG expects to update its full-year 2024 outlook to reflect the impact of the Cab Structures business divestiture in its second quarter 2024 earnings release expected to be released on August 5, 2024.

Company Contact
Andy Cheung
Chief Financial Officer
CVG
IR@cvgrp.com

Investor Relations Contact
Ross Collins or Stephen Poe
Alpha IR Group
CVGI@alpha-ir.com

About CVG

At CVG, we deliver real solutions to complex design, engineering and manufacturing problems while creating positive change for our customers, industries and communities we serve. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe”, “anticipate”, “plan”, “expect”, “intend”, “will”, “should”, “could”, “would”, “project”, “continue”, “likely”, and similar expressions. In particular, this press release may contain forward-looking statements about the Company’s expectations for future periods with respect to its plans to improve financial results, the future of the Company’s end markets, changes in the Class 8 and Class 5-7 North America truck build rates, performance of the global construction equipment business, the Company’s prospects in the wire harness, warehouse automation and electric vehicle markets, the Company’s initiatives to address customer needs, organic growth, the Company’s strategic plans and plans to focus on certain segments, competition faced by the Company, volatility in and disruption to the global economic environment and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including those included in the Company’s filings with the SEC. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.
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